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                                                                      Exhibit 21

                     SUBSIDIARIES OF APPLIED MATERIALS, INC.

                                                                                      State or Country of
                                                                                      Incorporation
  Subsidiaries of Applied Materials, Inc.                                             or Organization
  ----------------------------------------------------------------------------        --------------------
  Applied Materials Japan, Inc.                                                       Japan
  Applied Materials Europe BV                                                 (1)     Netherlands
  Applied Materials International BV                                                  Netherlands
  Applied Acquisition Subsidiary                                                      California
  Applied Materials International, Inc.                                               California
  Applied Materials (Holdings)                                                (2)     California
  Applied Materials Asia-Pacific, Ltd.                                        (3)     Delaware
  Applied Materials Israel, Ltd.                                                      Israel

  ----------------------------------------------------------------------------        --------------------
  (1)  Applied Materials Europe BV owns the following
  subsidiaries:
          Applied Materials GmbH                                                      Germany
          Applied Materials France SARL                                               France
          Applied Materials Ltd.                                                      England
          Applied Materials Ireland Ltd.                                              Ireland
          Applied Materials Sweden AB                                                 Sweden
          Applied Materials Israel Services (1994) Ltd.                               Israel

  ----------------------------------------------------------------------------        --------------------
  (2)  Applied Materials (Holdings) owns the following subsidiary:
          Applied Implant Technology, Ltd.                                            California

  ----------------------------------------------------------------------------        --------------------
  (3)  Applied Materials Asia-Pacific, Ltd. owns the following subsidiaries:.
          Applied Materials Korea, Ltd.                                               Korea
          Applied Materials Taiwan, Ltd.                                              Taiwan
          Applied Materials South East Asia, Ltd.                                     Singapore
          Applied Materials China, Ltd.                                               Hong Kong

  ----------------------------------------------------------------------------        --------------------
  50-50 joint venture between Applied Materials, Inc. and Komatsu Ltd.:
          Applied Komatsu Technology, Inc.                                            Japan


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